Exhibit 10.2

JOHN MARSHALL BANK

2006 STOCK OPTION PLAN

(as Amended and Restated on April 22, 2014)

1.            Purpose of the Plan. The purpose of this John Marshall Bank 2006 Stock Option Plan (the “Plan”) is to advance the interests of the Bank by providing directors and selected key employees of the Bank and its Affiliates with the opportunity to acquire Shares. By encouraging stock ownership, the Bank seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility; to provide additional incentive to directors and key employees of the Bank and its Affiliates to promote the success of the business as measured by the value of its Shares; and generally to increase the commonality of interests among directors, key employees, and other shareholders.

2.            Definitions. In this Plan:

(a)            “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Bank as such terms are defined in Section 424(e) and (f), respectively, of the Code.

(b)            “Agreement” means a written agreement entered into in accordance with Paragraph 5(c).

(c)            “Bank” means John Marshall Bank.

(d)            “Board” means the Board of Directors of the Bank.

(e)            “Change in Control” means any one of the following events occurring after the Effective Date: (1) except as provided in Section 11(c), the acquisition of ownership, holding or power to vote more than 25% of the Bank’s voting stock, (2) the acquisition of the power to control the election of a majority of the Bank’s directors, (3) the exercise of a controlling influence over the management or policies of the Bank by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (4) the failure of Continuing Directors to constitute at least two-thirds of the Board during any period of two consecutive years. For purposes of this Plan, “Continuing Directors” shall include only those individuals who were members of the Board at the Effective Date and those other individuals whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office. For purposes of this subparagraph only, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

(f)            “Code” means the Internal Revenue Code of 1986, as amended to date or hereafter.

(g)            “Committee” means the Committee appointed by the Board in accordance with Paragraph 5(a) hereof.

(h)            “Common Stock” means the common stock, par value $5.00 per share, of the Bank.

(i)            “Continuous Service” means the absence of any interruption or termination of service as an Employee or Director of the Bank or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or in the case of transfers between payroll locations of the Bank or between the Bank, an Affiliate or a successor.

(j)            “Director” means a member of the Board.

(k)            “Effective Date” means the date specified in Paragraph 14 hereof.

(l)            “Employee” means any person employed by the Bank or by an Affiliate.

(m)            “Exercise Price” means the price per Optioned Share at which an Option may be exercised.

(n)            “ISO” means an option to purchase Common Stock that meets the requirements set forth in the Plan, and which is intended to be and is identified as an “incentive stock option” within the meaning of Section 422 of the Code.

(o)            “Just Cause” has the meaning set forth for “cause”, “just cause” or similar phrase, in any unexpired employment or severance agreement between the Participant and the Bank and/or any Affiliate, or, in the absence of any such agreement, means termination because of (in the Board’s sole discretion) the Participant’s personal dishonesty, moral turpitude, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than misdemeanor traffic violations or similar offenses) or final cease-and-desist order.

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(p)            “Market Value” means the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

(q)            “Non-Employee Director” means any member of the Board who, at the time discretion under the Plan is exercised, is a “Non-Employee Director” within the meaning of Rule 16b-3.

(r)            “Non-ISO” means an option to purchase Common Stock that meets the requirements set forth in the Plan but which is not intended to be, and is not identified as, an ISO.

(s)            “Option” means an ISO or Non-ISO.

(t)            “Optioned Shares” means Shares subject to an Option granted pursuant to this Plan.

(u)            “Outstanding Shares” means the total shares of Common Stock which have been issued and which (a) are not held as treasury shares, and (b) have not been cancelled or retired by the Bank.

(v)            “Participant” means any person who receives an Option pursuant to the Plan.

(w)            “Permanent and Total Disability” mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.

(x)            “Plan” means the John Marshall Bank 2006 Stock Option Plan.

(y)            “Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(z)            “Share” means one share of Common Stock.

(aa)      “Transaction” means (i) the liquidation or dissolution of the Bank, (ii) a merger or consolidation in which the Bank is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Bank’s assets.

3.            Term of the Plan and Options.

(a)            Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date unless sooner terminated pursuant to Paragraph 17. No Option may be granted under the Plan after ten years from the Effective Date.

(b)            Term of Options. The Committee shall establish the term of each Option granted under the Plan. No Option may have a term that exceeds 10 years. No ISO granted to an Employee who owns Shares representing more than 10% of the outstanding shares of Common Stock at the time an ISO is granted may have a term that exceeds five years.

4.            Shares Subject to the Plan. Except as otherwise required by the provisions of Paragraph 11, no more than 1,242,250 may be issued upon exercise of Options. Optioned Shares may either be authorized but unissued Shares or Shares held in treasury to the extent allowed by Virginia law. If Options should expire, become unexercisable or be forfeited for any reason without having been exercised or become vested in full, the Optioned Shares shall be available for the grant of additional Options under the Plan, unless the Plan shall have been terminated.

5.            Administration of the Plan.

(a)            Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than three (3) members of the Board who are Non-Employee Directors. Until the Board shall determine otherwise, the Committee shall consist of the Non-Employee Directors serving on the Board’s Human Resources Committee. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the Non-Employee members Board

(b)            Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion, subject to ratification by the Board, (i) to select Participants and grant Options, (ii) to determine the form and content of Options to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

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(c)            Agreement. Each Option shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Bank and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option, (ii) the number of Shares subject to, and the expiration date of, the Option, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Option, and (iv) the restrictions, if any, to be placed upon such Option, or upon Shares which may be issued upon exercise of such Option. The Chairman of the Committee and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Bank and to cause them to be delivered to the recipients of Options.

(d)            Effect of the Committee’s Decisions. All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

(e)            Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Bank in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option, granted hereunder to the full extent provided for under the Bank’s Articles of Incorporation or Bylaws with respect to the indemnification of Directors.

6.            Grant of Options.

(a)            General Rule. The Committee, in its sole discretion, may grant ISO’s or Non-ISOs to Employees of the Bank or its Affiliates and may grant Non-ISOs to Bank Directors or directors of Affiliates.

(b)            Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Bank or any present or future “parent” or “Subsidiary” of the Bank) shall not exceed $100,000. Notwithstanding the prior provisions of this paragraph, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

7.            Exercise Price for Options.

(a)            Limits on Committee Discretion. The Exercise Price as to any particular Option granted under the Plan shall not be less than the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of the Bank’s Outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

(b)            Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market) on the date in question, then the Market Value per Share shall be not less than the last reported selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be not less than the mean between the closing bid and asked prices on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be not less than the mean between the closing bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

(c)            Reissuance of Options. Notwithstanding anything herein to the contrary, the Committee shall have the authority to cancel outstanding Options with the consent of the Participant and to reissue new Options at a lower Exercise Price equal to the then Market Value per share of Common Stock in the event that the Market Value per share of Common Stock at any time prior to the date of exercise of outstanding Options falls below the Exercise Price.

8.            Exercise of Options.

(a)            Generally. Any Option shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement. An Option may not be exercised for a fractional Share. In the event that any adjustment of an Option pursuant to Section 11 or otherwise would result in an Optionee being entitled to exercise for a fractional Share, then upon such adjustment, the number of Shares which may be acquired upon exercise of such Option shall be rounded down to the next whole share, and the Optionee shall not be entitled to any payment, compensation or alternative award in lieu thereof.

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(b)            Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Bank (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Bank at the Bank’s executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise. In connection with the exercise of Options, a Participant shall also deliver to the Bank, in accordance with the provisions of Section 19 hereof, an amount sufficient to satisfy all applicable federal, state and local income and employment tax withholding obligations. Notwithstanding the foregoing, a Share acquired upon the exercise of an Option (or otherwise directly acquired from the Bank) may not be surrendered in payment of any portion of the exercise price of an Option unless such Share shall have been held for at least six months, or the Committee shall have determined that the use of such Share shall not result in adverse tax or accounting consequences to the Bank.

(c)            Period of Exercisability-ISOs. An ISO may be exercised by a Participant only while the Participant is an Employee and has maintained Continuous Service from the date of the grant of the ISO, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee’s Continuous Service terminates by reason of –

(1)	Just Cause, in which case the Participant’s rights to exercise such ISO shall expire on the date of such termination;

(2)	death, in which case, to the extent that the Participant would have been entitled to exercise the ISO immediately prior to his death, such ISO of the deceased Participant may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such ISO shall have passed by will or by laws of descent and distribution;

(3)	Permanent and Total Disability, in which case, to the extent that the Participant would have been entitled to exercise the ISO immediately prior to his termination of service as a result of Permanent and Total Disability, such ISO may be exercised within one year from the date of such termination of service as a result of Permanent and Total Disability, but not later than the date on which the ISO would otherwise expire.

(d)            Period of Exercisability-Non-ISOs. A Non-ISO may be exercised by a Participant only while the Participant is an Employee or Director and has maintained Continuous Service from the date of the grant of the Non-ISO, or within three months after termination of such Continuous Service in the case of an Employee who is not a Director, or one year after termination of Continuous Service in the case of a Director (and in any case not later than the date on which the Option would otherwise expire), except if the Continuous Service terminates by reason of –

(1)	Just Cause, in which case the Participant’s rights to exercise such Non-ISO shall expire on the date of such termination;

(2)	death, in which case, to the extent that the Participant would have been entitled to exercise the Non-ISO immediately prior to his death, such Non-ISO of the deceased Participant may be exercised during the normal term of the option by the personal representatives of his estate or person or persons to whom his rights under such Non-ISO shall have passed by will or by laws of descent and distribution;

(3)	Permanent and Total Disability, in which case, to the extent that the Participant would have been entitled to exercise the Non-ISO immediately prior to his termination of service as a result of Permanent and Total Disability, such Non-ISO may be exercised during the normal term of the option.

(e)            Exercisability at Death or Permanent and Total Disability. Notwithstanding the provisions of any Option that provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the Participant’s death or termination of service as a result of Permanent and Total Disability.

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(f)            Effect of the Committee’s Decisions. The Committee’s determination whether a Participant’s Continuous Service has ceased, and the effective date thereof shall be final and conclusive on all persons affected thereby.

9.	Conditions Upon Issuance of Shares.

(a)            Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Option unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed. The Plan is intended to comply with Rule 16b-3, and any provision of the Plan that the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.

(b)            Special Circumstances. The inability of the Bank to obtain approval from any regulatory body or authority deemed by the Bank’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Bank of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Bank may require the person exercising the Option to make such representations and warranties as the Committee determines may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

(c)            Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal, to establish repurchase, or to provide for the mandatory exercise or forfeiture of any outstanding Options in the event that the Bank’s primary federal regulator directs the Bank to so require if the Bank does not meet minimum regulatory capital requirements.

10.            Intentionally Omitted.

11.            Effect of Changes in Control and Changes in Common Stock Subject to the Plan.

(a)	Effects of Change in Control.

(1)	Notwithstanding the provisions of any Option that provides for its exercise or vesting in installments, all Options shall be immediately exercisable and fully vested upon a Change in Control.

(2)	At the time of a Change in Control which does not constitute a Transaction, any or all outstanding Options may be cancelled, in exchange for which cancellation the Participant shall receive a cash payment in an amount equal to the excess of the Market Value at the time of the Change in Control of the Shares subject to such Option over the Exercise Price of such Options provided that in no event may an Option be cancelled in exchange for cash within the six-month period following the date of its grant.

(3)	In the event there is a Transaction, all outstanding Options shall be surrendered. With respect to each Option so surrendered, the Committee shall in its sole and absolute discretion determine whether the holder of each Option so surrendered shall receive—

(A)	for each Share then subject to an outstanding Option, an Option for the number and kind of shares (or amount of cash or other property, or combination thereof) into which each Outstanding Share (other than Shares held by dissenting shareholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price; or

(B)	the number and kind of shares (or amount cash or other property, or combination thereof) into which each Outstanding Share (other than Shares held by dissenting shareholders) is changed or exchanged in the Transaction that are equal in market value to the excess of the Market Value on the date of the Transaction of the Shares subject to the Option, over the Exercise Price of the Option; or

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(C)	a cash payment (from the Bank or the successor corporation), in an amount equal to the excess of the Market Value on the date of the Transaction of the Shares subject to the Option, over the Exercise Price of the Option.

(b)            Recapitalizations; Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Options and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Bank which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Bank.

(c)            Holding Company Formation. Notwithstanding anything to the contrary contained herein, in the event that the Bank converts into the holding company form of ownership, by means of a merger, share exchange or other transaction, immediately following the consummation of which the holders of Common Stock immediately preceding the consummation of such transaction, hold the same percentage ownership interest in such holding company as they held in the Bank, subject only to adjustments necessary to reflect the elimination of Common Stock interests held by holders of Common Stock exercising their rights as objecting or dissenting shareholders, and/or the elimination of fractional share interests resulting from the use of an exchange ratio other than one share of holding company common stock for each share of Bank common stock, then such transaction shall not constitute a Change in Control or Transaction. Following consummation of such transaction, said holding company shall be deemed to have assumed this Plan and the Options outstanding hereunder as successor to the Bank, and each reference to the Bank herein shall be read to refer to said holding company, and each reference to the Common Stock shall be read to refer to the common stock of said holding company.

(d)            Special Rule for ISOs. Any adjustment made pursuant to subparagraphs (a)(3)(A) or (b) of this paragraph shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

(e)            Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Option before the adjustment was made.

(f)            Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Bank or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Options or reserved for issuance under the Plan.

12.            Non-Transferability of Options.

(a)            ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

(b)            Non-ISO’s may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder), or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

13.            Time of Granting Options. The date of grant of an Option shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Option and the Effective Date. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

14.            Effective Date. The Plan shall be effective upon shareholder approval. Option grants may be made prior to approval of the Plan by the shareholders of the Bank, if the exercise of Options is conditioned upon shareholder approval of the Plan.

15.            Approval by Stockholders. To be effective, the Plan must be approved by shareholders of the Bank.

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16.            Modification of Options. At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.

17.      Amendment and Termination of the Plan.      The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan; provided that shareholder approval shall be required to increase the number of Shares subject to the Plan provided in Paragraph 4 or to extend the term of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of any affected holders of an Option, alter or impair any rights or obligations under any Option theretofore granted.

18.            Reservation of Shares. The Bank, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

19.            Withholding Tax. The Bank’s obligation to deliver Shares upon exercise of Options (or such earlier time that the Participant makes an election under Section 83(b) of the Code) shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Bank withhold Shares, or to deliver to the Bank Shares that he already owns, having a value equal to the amount required to be withheld. The value of Shares to be withheld, or delivered to the Bank, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Bank may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

20.            No Employment or Other Rights. In no event shall a Director’s or Employee’s eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Director or Employee or any other party to continue service with the Bank or any Affiliate of such corporations. No Director or Employee shall have a right to be granted an Option or, having received an Option, the right to be granted an additional Option.

21.      Governing Law.      The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, except to the extent that federal law shall be deemed to apply.

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